Exhibit 10.16

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the “Agreement”) is entered into as of this 27th day of February, 2020 (the “Effective Date”) by and between SCIENCE PARK DEVELOPMENT CORPORATION, a Connecticut non stock corporation having its office at 5 Science Park, New Haven, Connecticut 06511 (the “Landlord”), and ARVINAS OPERATIONS, INC., f/k/a Arvinas, Inc., a Delaware corporation having a principal place of business at 5 Science Park, 3rd Floor, New Haven, Connecticut 06511 (the “Tenant”) in modification of that certain Lease between the Landlord and the Tenant dated as of November 15, 2019 (the “Lease”).

WHEREAS, the Landlord and the Tenant are parties to the Lease which is in full force and effect; and

WHEREAS, Tenant has exercised its right to expand the Leased Premises by adding the Elevator Lobby Space (as defined below) to the Leased Premises; and

WHEREAS, the Landlord and the Tenant wish to modify the Lease as more fully set forth herein; and

NOW, THEREFORE, the Landlord and the Tenant agree as follows:

1.Amendments to Lease. As of  the Effective Date, the following modifications are made to the Lease:

a)	Section l.l(a) of the Lease is amended and restated to read, in full, as follows:

(a)

Landlord is the owner of the real property located at Science Park, New Haven, Connecticut as described on Exhibit A attached hereto (the “Property”). The Tenant shall lease from Landlord the following premises located in Science Park Building 4 (“Building 4”), which is located on the Property: approximately 3,427 rentable square feet on the fourth floor of Building 4, which, as of the Effective Date of the First Amendment to Lease between Landlord and Tenant (the “First Amendment”), shall be increased by 93 rentable square feet (the “Elevator Lobby Space”), all on the fourth floor of Building 4, and all as shown on the floor plan attached hereto as Schedule A (the “Leased Premises”). Tenant shall have exclusive use of the Leased Premises.

(b)	A new Section 2.4.D. is added to the Lease to read, in full, as follows:

D.

As of the Effective Date, Landlord shall tender to Tenant possession of the Elevator Lobby Space in its then "as is" condition and Tenant agrees to accept possession of such portion of the Leased Premises in its then "as is" condition.

(c)	Section 3.1.A. of the Lease is amended and restated to read, in full, as follows:

A.	As used herein, the term “Lease Year” shall mean the 12-month period commencing on the Commencement Date and each succeeding 12-month period .

During the initial Term, other than with respect to the Initial Rent Prepayment and subject to adjustment, if applicable, as provided in Section of 1.1(a) of this Lease, Tenant shall pay to Landlord a base rent (“Base Rent”) for each month of each Lease Year as follows:

		LEASED PREMISES
		(INITIAL) LEASED PREMISES			ELEVATOR LOBBY SPACE
Period	Months of Term	Rentable Square Footage (“RSF”)	Base Rent Per RSF	Monthly Base Rent	RSF	Base Rent Per RSF	Monthly Base Rent	Total Monthly Base Rent
Nov 15, 2019 –Feb 29, 2020	3 1/2	3,427	$21.00	SATISFIED BY INITIAL RENT PREPAYMENT	0	$0.00	$0.00	$0.00
March I,2020 – May 31, 2020	3	3,520	$22.22		93	$21.00	$162.75	$162.75
June 1, 2020 – December 3 I, 2022	31	3,520	$26.00	$5,997.25	93	$21.00	$162.75	$6,160.00

d)	New Section 3.l.D. is added to the Lease to read in full as follows:

D.

Tenant shall pay to Landlord, as Additional Rent, within ten (10) days of receipt of a request for payment and copies of any receipts or other record of such costs from Landlord, all reasonable costs and expenses incurred by Landlord in connection with reconfiguring the Elevator Lobby Space and BOMA standard floor area re-measurement.

e)	Section 3.4 of the Lease is amended and restated to read, in full, as follows:

3.4.

Electricity. Tenant shall pay to Landlord, as Additional Rent hereunder, an amount equal to $4.00 per year for each rentable square foot of the Leased Premises, which shall be payable in equal monthly installments together with the regular monthly payments of Base Rent and Additional Rent, as follows:

Months of Term	Electricity Charge (Annually per RSF)	Applicable RSF	Monthly Electricity Charge
November 15, 2019 -February 29,2020	$4.00	3,427	$1,142.33
March 1, 2020 -December 31, 2022	$4.00	3,520	$1,173.33

f)	A new Section 27.l.G. is added to the Lease to read , in full, as follows:

G.

During normal business hours (i.e. 8:00 a.m. to 6:00 p.m. each day from Monday to Friday  of each week) Tenant  shall exercise commercially reasonable efforts to minimize disturbances (noise, vibrations, odors, dust, etc.) to other tenants in connection with any alterations, construction, remodeling, repairs or maintenance with respect to any portion of the Leased Premises. Tenant shall cause its contractors and any subcontractors to comply  with  this provision.

2.Schedules. Schedule A attached hereto, is substituted for and shall supersede and replace the existing Schedule A to the Lease.

3.Reaffirmation of Lease. In all other respects, the Lease, as hereby amended, is reaffirmed by the Parties and shall be and remain in full force and effect.

4.Landlord and Tenant Remain Obligated.  Nothing  herein  shall constitute a waiver or release by the Landlord or the Tenant of any unperformed obligations of the other under the Lease as modified by this Agreement.

5.Brokerage. Landlord shall pay an agreed commission to Colliers International by way of a separate agreement. Landlord represents to Tenant that no other broker has any right to lease space at the Property and Landlord agrees to indemnify and hold Tenant handless from and against the claims, losses, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees) incurred by Tenant as a result of any party asserting a right to a fee or commission claiming to have acted by, under, through or on behalf of the Landlord. Tenant agrees to indemnify and hold Landlord harmless from and against the claims, losses, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees) incurred by Landlord as a result of any party other than Colliers International claiming a fee or commission by, under or through Tenant on account of this Agreement and/or the extension of the Term of the Lease provided for in this Agreement.

6.Later Provision Controls. In case of any inconsistency between the provisions of the Lease and this Agreement, the provisions of this Agreement shall govern and control. Without limiting the meaning or application of the foregoing sentence in any manner, the provisions of Paragraph 5 of this Agreement supersede and replace Article 29 with respect to this Agreement.

7.Capitalized Terms. Capitalized terms used but not otherwise defined herein shall have the same meaning as set forth in the Lease.

8.Entire Agreement.  This Agreement sets forth the entire   agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

9.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement transmitted by telecopy or otherwise electronically shall be valid and effective to bind the party so signing. Each party agrees promptly to deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied or electronic signature and shall accept the telecopied or electronic signature of the other party to this Agreement.

[The Signature Page(s) Follow.]

Dated as of the date and year first above written.

Signed, Sealed and Delivered In the Presence of:			TENANT: ARVINAS OPERATION, INC.

/s/ Diana Alicea
Name:	Diana Alicea

/s/ Michael M. Vehlies		By:	/s/ Sean Cassidy
Name:	Michael M. Vehlies		Sean Cassidy
Treasurer and Chief Financial Officer

LANDLORD:
SCIENCE PARK DEVELOPMENT
/s/ Diana Alicea			CORPORATION
Name:	Diana Alicea

/s/ Michael M. Vehlies		By:	/s/ Clio Nicolakis
Name:	Michael M. Vehlies		Clio Nicolakis
Executive Director and Controller

STATE OF CONNECTICUT)

                                                ) ss.: New Haven                                                     February 27, 2020

COUNTY OF NEW HAVEN)

On this date personally appeared before me, Sean Cassidy, who acknowledged himself to be the duly authorized Treasurer and Chief Financial Officer of Arvinas Operations, Inc., a Delaware corporation, and that the execution hereof was the free act and deed of such corporation and his/her free act and deed as such officer.

IN WITNESS WHEREOF, I hereunto set my hand.

/s/ Nancy Torres
Commissioner of the Superior Court/ Notary Public

STATE OF CONNECTICUT)

                                                ) ss.: New Haven                                                     February 27, 2020

COUNTY OF NEW HAVEN)

On this date personally appeared before me, Clio Nicolakis, who acknowledged herself to be the duly authorized Executive Director and Controller of Science Park Development Corporation, a Connecticut non stock corporation, and that the execution hereof was the free act and deed of such corporation and her free act and deed as such officer.

IN WITNESS WHEREOF, I hereunto set my hand.

/s/ Nancy Torres
Commissioner of the Superior Court/ Notary Public

_

SCHEDULE A

FLOOR PLAN OF THE LEASED PREMISES (4th Floor of Building 4)